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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Harken Energy Corporation for the registration of 16,874,890 shares of its Common Stock and 168,746,640 Preferred Stock Purchase Rights and to the incorporation by reference therein of our report dated March 26, 2003, with respect to the consolidated financial statements of Harken Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Houston, Texas
April 24, 2003